Exhibit 10.7
CARDINAL HEALTH, INC.
AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (“Agreement”) by and between Cardinal Health, Inc. (“Operator”), an Ohio corporation whose address is 7000 Cardinal Place, Dublin, Ohio 43017 and Michael C. Kaufmann (“User”), whose address is 7000 Cardinal Place, Dublin, Ohio 43017 (collectively the "Parties"), is effective January 1, 2022, and shall terminate on December 31, 2024, unless terminated sooner by either party pursuant to Article I below.

WHEREAS, Operator has the right of possession of the aircraft (“Aircraft”) described in the Leased Aircraft Subject to the Aircraft Time Sharing Agreement attached hereto and made a part hereof, as Exhibit A;

WHEREAS, Operator employs a fully qualified flight crew to operate the Aircraft;

WHEREAS, Operator desires to provide to User, and User desires to have the use of said Aircraft with flight crew on a non-exclusive time sharing basis as defined in Section 91.501(c)(1) of the Federal Aviation Regulations ("FAR");

WHEREAS, this Agreement sets forth the understanding of the Parties as to the terms under which Operator will provide User with the use, on a periodic basis, of the Aircraft as described in Exhibit A hereto, currently operated by Operator; and
WHEREAS, the use of the Aircraft will at all times be pursuant to and in full compliance with the requirements of Part 91 (General Operating and Flight Rules) of FAR;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

1. Termination.
Either party may terminate this Agreement for any reason upon written notice to the other, such termination to become effective thirty (30) days from the date of the notice; provided that this Agreement may be terminated on such shorter notice as may be required to comply with applicable laws, regulations, insurance requirements or in the event the insurance required hereunder is not in full force and effect.

2. Use of Aircraft.

(a) User may use the Aircraft from time to time, with the permission and approval of Operator's Flight Operations Department, for any and all lawful purposes allowed by FAR Part 91 (General Operating and Flight Rules) at such times as the Operator does not require the use of the Aircraft for the business purposes of Operator or an affiliate. User’s use may include the use of the Aircraft by his family members (including children or grandchildren) and guests if they accompany him on the flight.

(b) User represents, warrants and covenants to Operator that:

1.User shall use each Aircraft for and on his own account only and shall not use any Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire and shall not accept any reimbursement from a passenger or otherwise for charges under this Agreement;

2.User shall refrain from incurring any mechanics lien or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, and User shall not attempt to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien;

3.During the term of this Agreement, User will abide by and conform to all such laws, governmental and airport orders, rules and regulations as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing User.

(c) User shall provide Operator's Flight Operations Department with notice of his desire to use the Aircraft and proposed flight schedules pursuant to and in accordance with Operator’s Corporate Aircraft Utilization Policy, as amended from time to time.

(d) Operator shall have sole and exclusive authority over the scheduling of the Aircraft, including which Aircraft is used for any particular flight.

(e) Operator shall not be liable to User or any other person for loss, injury or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.

3. Time-Sharing Arrangement.

It is intended that this Agreement is and will meet the requirements of a "Time Sharing Agreement" as that term is defined in FAR Section 91.501(c)(1).

4. Cost of Use of Aircraft.

(a) In exchange for use of the Aircraft, User shall pay the following amounts for each flight, pursuant to FAR Section 91.501(d):

(1) The cost of fuel, oil, lubricants and other additives.

(2) Travel expenses of the crew, including food, lodging and ground transportation.

(3) Hangar and tie-down costs when the Aircraft is required by the User to be away from the Aircraft's base of operation.

(4) Insurance obtained for the specific flight.

(5) Landing fees, airport taxes and similar assessments.

(6) Customs, foreign permit and similar fees directly related to the flight.

(7) In flight food and beverages.

(8) Passenger ground transportation.

(9) Flight planning and weather contract services.

(10) An additional charge comprised of the allocable share attributable to such flight of the average quarterly cost of trip-related repairs and maintenance and other similar incremental costs, which shall not exceed 100% of the expenses listed in Paragraph 4(a)(1).

(b) Operator will invoice, and User will pay, for all appropriate charges.

(c) In addition to the rental rate referenced in Paragraph 4(a) above, User shall also be assessed the Federal Excise Taxes as imposed under Section 4261 of the Internal Revenue Code and any applicable state and local taxes associated with such flight(s) required by law to be collected and remitted by Operator ("Transportation Taxes").

5. Invoicing and Payment.
All payments to be made to Operator by User hereunder shall be paid in the manner set forth in this Paragraph 5. Operator will pay to suppliers, employees, contractors, and government entities all expenses related to the operation and maintenance of the Aircraft hereunder in the ordinary course. For all flights operated hereunder in each calendar month, Operator shall provide to User an initial invoice for the charges specified in Paragraph 4 of this Agreement (including Transportation Taxes), such invoice to be issued within thirty (30) days after the end of the calendar month in which such flights were completed. The initial invoice for the costs specified in Paragraph 4(a) above may be based, in whole or in part, on average or estimated costs subject to reconciliation as provided in this Paragraph 5. User shall pay Operator the full amount of such monthly invoice within thirty (30) days after receipt of the invoice. After the completion of each calendar quarter, Operator shall also provide to User final invoices for all flights operated hereunder in each calendar month of such calendar quarter. Such final invoices will be based on the actual costs for such flights, based on the billings received by Operator from third party vendors. To the extent that User is required to pay Operator any additional amounts under the final invoices, it will do so within thirty (30) days after receipt of the final invoice. In the event that the final invoice reduces the amounts paid as reimbursement under the initial invoices for such flights, the Operator shall return any overage or provide a credit to the User. All invoices shall separately itemize the expenses in items (1) through (10) of Paragraph 4(a) for the collective flights included in that invoice. User shall further pay all costs incurred by Operator in collecting any amounts due from User pursuant to the provisions of this Paragraph 5 after delinquency, including court costs and reasonable attorneys' fees.

6. Insurance and Limitation of Liability.

Operator represents that the flight operations for the Aircraft as contemplated in this Agreement will be covered by the Operator's aircraft all-risk physical damage insurance (hull coverage), aircraft bodily injury and property damage liability insurance, passenger, pilot and crew voluntary settlement insurance and statutory workers compensation and employer's liability insurance.

(a) Insurance.

1. Operator will maintain or cause to be maintained in full force and effect throughout the term of this Agreement aircraft liability insurance in respect of the Aircraft in an amount at least equal to $100 million combined single limit for bodily injury to or death of persons (including passengers) and property damage liability. Operator will retain all rights and benefits with respect to the proceeds payable under policies of hull insurance that may be payable as a result of any incident or occurrence while an Aircraft is being operated on behalf of User under this Agreement.

2. Operator shall use best efforts to procure such additional insurance coverage as User may request naming User as an additional insured; provided, that the cost of such additional insurance shall be borne by User pursuant to Paragraph 4(a)(4) hereof.

(b) Limitation of Liability. User agrees that the insurance specified in paragraph 6(a) shall provide its sole recourse for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties, fines, costs and expenses of any nature whatsoever, including attorneys' fees and expenses for or on account of or arising out of, or in any way connected with, the use of the Aircraft by User, family members or guests, including injury to or death of any persons, including User, family members and guests which may result from or arise out of the use or operation of the Aircraft during the term of this Agreement ("Claims"). This Paragraph 6 shall survive termination of this Agreement.

(c) User agrees that when, in the reasonable view of Operator's Flight Operations Department or the pilots of the Aircraft, safety may be compromised, Operator or the pilots may terminate a flight, refuse to commence a flight or take other action necessitated by such safety considerations without liability for loss, injury, damage or delay.

(d) In no event shall Operator be liable to User or his family members, employees, agents, representatives, guests or invitees for any claims or liabilities, including property damage or injury and death, and expenses, including attorney's fees, in excess of the amount paid by Operator's insurance carrier in the event of such loss.

(e) OPERATOR SHALL IN NO EVENT BE LIABLE TO USER OR HIS FAMILY MEMBERS, EMPLOYEES, AGENTS, REPRESENTATIVES, GUESTS OR INVITEES FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE UNDER ANY CIRCUMSTANCES OR FOR ANY REASON INCLUDING ANY DELAY OR FAILURE TO FURNISH THE AIRCRAFT OR CAUSED OR OCCASIONED BY THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES COVERED BY THIS AGREEMENT.

7. Covenants Regarding Aircraft Maintenance.

Operator shall, at its own expense, inspect, maintain, service, repair, overhaul and test the Aircraft in accordance with FAR Part 91. Each Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification, including all FAA-issued airworthiness directives and mandatory service bulletins. In the event that any non-standard maintenance is required at a time when a flight has been scheduled for User, Operator or Operator's Pilot-In-Command shall immediately notify User of the maintenance required, the effect on the ability to comply with User's dispatch requirements and the manner in which the Parties will proceed with the performance of such maintenance and conduct of the balance of the planned flight(s).

8. No Warranty.

NEITHER OPERATOR (NOR ITS AFFILIATES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR

WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE.

9. Operational Control.

Operator shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights and shall retain full authority and control, including exclusive operational control, and possession of the Aircraft at all times during the term of this Agreement. In accordance with applicable FARs, the qualified flight crew provided by Operator will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The Pilot-In-Command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made and all other matters relating to operation of the Aircraft. User specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which, in sole judgment of the Pilot-In-Command, could compromise the safety of the flight and to take any other action which, in the sole judgment of the Pilot-In-Command, is necessitated by considerations of safety. No such action of the Pilot-In-Command shall create or support any liability to User or any other person for loss, injury, damages or delay. The Parties further agree that Operator shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement which is caused by government regulation or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or labor disputes, weather conditions, acts of God or other circumstances beyond Operator's reasonable control. User agrees that Operator's operation of aircraft is within the operation guidelines of the Operator's Flight Operations Department manual and the crews are responsible to operate within the guidelines of FAR 91 and the Operator's Flight Operations Department manual.

10. Governing Law.

The Parties hereto acknowledge that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Ohio.

11. Counterparts.

This Agreement may be executed in one or more counterparts each of which will be deemed an original, all of which together shall constitute one and the same agreement.

12. Notices and Communications.

All notices, requests, demands and other communications required or desired to be given hereunder shall be in writing (except as permitted pursuant to Paragraph 2(c)) and shall be deemed to be given: (i) if personally delivered, upon such delivery; (ii) if mailed by certified mail, return receipt requested, postage pre-paid, addressed as (to the extent applicable for mailing) listed in the preamble hereto, upon the earlier to occur of actual receipt, refusal to accept receipt or three (3) days after such mailing; (iii) if sent by regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, addressed (to the extent applicable for overnight delivery) as listed in the preamble hereto, upon the earlier to occur of actual receipt or the next “Business Day” (as hereafter defined) after being sent by such delivery; or (iv) upon actual receipt when sent by fax. Notice given by other means shall be deemed to be given only upon actual receipt. Addresses may be changed by written notice given as provided herein and signed by the party giving the notice.

13. Further Acts.

Operator and User shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary to: (i) carry out the intent and purpose of this Agreement; and (ii) establish, maintain and protect the respective rights and remedies of the other party.

14. Successors and Assigns.

Neither this Agreement nor any party’s interest herein shall be assignable to any other party whatsoever, except that Operator may assign its interest to an affiliate without the consent of the User. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their heirs, representatives and successors.

15. Severability.

In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, those provisions shall be replaced by provisions acceptable to both Parties to this Agreement.

16. Flight Crew.

Operator is responsible for providing a qualified flight crew for all flight operations under this Agreement. The Operator will furnish two experienced and competent pilots who shall be under the direction and control of the Operator at all times.

17. Taxes.

The Parties acknowledge that reimbursement of all items specified in Paragraph 4, except for subsections (a)(7) and (a)(8) thereof, are subject to the Transportation Taxes. User shall pay to Operator (for payment to the appropriate governmental agency) any Transportation Taxes applicable to flights of the Aircraft conducted hereunder. Operator shall indemnify User for any claims related to the Transportation Taxes to the extent that User has paid Operator the amounts necessary to pay such taxes.

18. Right of Possession.

Operator has the right of possession to each Aircraft in Exhibit A pursuant to an Aircraft Lease Agreement. Nothing herein shall constitute a transfer of Operator's possessory rights to the Aircraft.

19. Truth-in-Leasing.

The Operator shall mail a copy of this Agreement for and on behalf of both Parties to: Federal Aviation Administration, Aircraft Registration Branch (AFS-750), Attention: Technical Section, P.O. Box 25724, Oklahoma City, Oklahoma 73125, within twenty-four (24) hours of its execution, as provided by FAR 91.23 (c)(1). Additionally, Operator agrees to comply with the notification requirements of FAR Section 91.23 by notifying by telephone or in person the FAA Flight Standards Office nearest to the originating point of the first flight under this Agreement at least forty-eight (48) hours prior to such flight.

(a) OPERATOR CERTIFIES THAT EACH AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS AND THAT ALL APPLICABLE REQUIREMENTS FOR EACH AIRCRAFT'S MAINTENANCE AND INSPECTION HEREUNDER WILL BE MET AND ARE VALID FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT DURING THE DURATION OF THIS AGREEMENT.

(b) OPERATOR, WHOSE ADDRESS APPEARS AND AUTHORIZED SIGNATURE APPEARS BELOW, AGREES, CERTIFIES AND ACKNOWLEDGES THAT WHENEVER EACH AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, OPERATOR SHALL BE KNOWN AS, CONSIDERED AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT AND THAT OPERATOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(c) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE RESPONSIBLE FAA FLIGHT STANDARDS OFFICE.

(d) OPERATOR AGREES TO KEEP A COPY OF THIS AGREEMENT IN THE AIRCRAFT AT ALL TIMES DURING THE TERM OF THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be duly executed on November __, 2021.

OPERATOR:

Cardinal Health, Inc.

____________________________________
By: Carrie S. Cox
Its: Chairman of the Human Resources and Compensation Committee of the Board of Directors

USER:

Michael C. Kaufmann

____________________________________

EXHIBIT A
Cardinal Health, Inc.
Leased Aircraft Subject to Aircraft Time Sharing Agreement

Each of the undersigned is a party to the Aircraft Time Sharing Agreement dated November __, 2021, by and between Cardinal Health, Inc. (“Operator”) and Michael C. Kaufmann (“User”) (together the “Parties”), and agrees that from and after January 1, 2022, until this Exhibit A shall be superseded and replaced through agreement of the Parties or the Aircraft Time Sharing Agreement shall be terminated pursuant to its terms, the Aircraft described below shall constitute the “Aircraft” described in and subject to the terms of the Aircraft Time Sharing Agreement.

N600CH 2019 EMB-550 Serial#054

N200CH 2016 Falcon 2000LXS Serial#319

OPERATOR:

Cardinal Health, Inc.

____________________________________
By: Carrie S. Cox
Its: Chairman of the Human Resources and Compensation Committee of the Board of Directors

USER:

Michael C. Kaufmann

____________________________________